UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 11, 2007
CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan		48034-8339

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 248-353-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 11, 2007, Credit Acceptance Corporation (the “Company”) executed the First Amendment (the “Amendment”) to the Certificate Funding Agreement (“Residual Credit Facility”), dated September 20, 2006, among the Company, Credit Acceptance Residual Funding LLC (“Residual Funding”), Wachovia Bank, National Association, Variable Funding Capital Company LLC, and Wachovia Capital Markets, LLC. The Amendment extends the maturity date from September 19, 2007 to September 9, 2008 and increases the maximum facility advance rate from 65% to 70%.
This facility allows Residual Funding to finance its purchase of trust certificates from special purpose entities (the “Term SPEs”) that purchased loans to dealer-partners under the Company’s term securitization transactions. In connection with any such purchase of a trust certificate, the Company’s right to repurchase the related dealer loans in a “clean-up call” will be assigned to Residual Funding, and the net proceeds from the purchase will be distributed by the relevant Term SPE to the Company.
Borrowings under the Residual Credit Facility generally bear interest at a floating rate equal to the LIBOR or the commercial paper rate plus 145 basis points. The Amendment is attached as Exhibit 4(f)(94) to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

4(f)(94)	First Amendment dated as of September 11, 2007, to the Certificate Funding Agreement dated September 20, 2006, among the Company, Credit Acceptance Residual Funding LLC, Wachovia Bank, National Association, Variable Funding Capital Company LLC, and Wachovia Capital Markets, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION (Registrant)

By: /s/ Douglas W. Busk Douglas W. Busk
Treasurer
September 13, 2007

INDEX OF EXHIBITS

Exhibit No.	Description

4(f)(94)	First Amendment dated as of September 11, 2007, to the Certificate Funding Agreement dated September 20, 2006, among the Company, Credit Acceptance Residual Funding LLC, Wachovia Bank, National Association, Variable Funding Capital Company LLC, and Wachovia Capital Markets, LLC